                               SCHEDULE 14A
                              (RULE 141-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement          / / Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

              RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
 ---------------------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)
       N/A
 ---------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Person(s) Filing Proxy Statement, if other than the Registrant)
     /X/ $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), or 14a-
         6(i) (2) or Item 22(a) (2) or Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i) (3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and
       0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
 ----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
 ----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
 ----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
 ----------------------------------------------------------------------------
     (5) Total fee paid:
         N/A
 ----------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
 ----------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         N/A
 ----------------------------------------------------------------------------
    (3) Filing Party:
         RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
 ----------------------------------------------------------------------------
    (4) Date Filed:
        April 4, 1997
 ----------------------------------------------------------------------------

                   Renaissance Capital Growth & Income Fund III, Inc.
                         8080 North Central Expressway, Suite 210
                                   Dallas, Texas 75206


                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               To Be Held April 25, 1997



To the Shareholders of
Renaissance Capital Growth & Income Fund III, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Renaissance Capital Growth & Income Fund III, Inc. (the "Fund"), a Texas corporation regulated as a Business Development Company under the Investment Company Act of 1940, will be held at The Westin Hotel/Galleria, Dallas, Texas, on April 25, 1997, at 10:50 a.m., local time, for the following purposes:

     1. To elect two Directors of the Fund, to hold office for a term of three years, or until their successors are elected and qualified;

     2. To consider and vote on a proposal to ratify the appointment by the Fund's Board of Directors of KPMG Peat Marwick as independent public accountants for the Fund for the fiscal year ending December 31, 1997;

     3. To transact any and all other business that may properly be presented at the Annual Meeting or any adjournment(s).

     In addition to business matters, Shareholders will have the opportunity to meet the principal officers of selected Portfolio Companies and to hear their business reviews.

     The close of business on March 17, 1997, has been fixed as the record date for determining Shareholders entitled to notice of, and to vote at the Annual Meeting or any adjournment. The enclosed proxy card is being solicited on behalf of the Board of Directors.

     You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the annual meeting in person, please mark, sign, date, and return the accompanying proxy card promptly in the enclosed, self-addressed, stamped envelope so that your shares can be voted at the Annual Meeting. Your proxy will be returned to you at the Annual Meeting if you so request or otherwise in the manner provided for revocation of proxies described on the initial pages of the enclosed proxy statement. Prompt response by our Shareholders will reduce the time and expense of solicitation.

                          By Order of the Board of Directors
                          Renaissance Capital Growth & Income Fund III, Inc.

                          /s/ Barbe Butschek

                          BARBE BUTSCHEK
                          Secretary

Dallas, Texas
March 24, 1997

                 Renaissance Capital Growth & Income Fund III, Inc.

                                PROXY STATEMENT
                                     For
                     THE ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 25, 1997

                           SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the Shareholders of Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation regulated as a Business Development Company under the Investment Company Act of 1940 (the "Fund"). The Fund's Board of Directors is soliciting proxies in connection to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 25, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment(s). This Proxy Statement and the proxy card are first being sent to Fund Shareholders on or about April 4, 1997.

     The accompanying proxy card is designed to permit each Fund Shareholder to vote for or against or to abstain from voting on Proposals One, Two, and Three, and to authorize the persons serving as proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting. When a Shareholder's executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no specifications are made, then the proxy will be voted by the persons serving as proxies at the Annual Meeting FOR (i) the election of the nominee Directors and (ii) the adoption of the proposal to ratify the appointment of KPMG Peat Marwick as independent public accountants for the Fund for the current fiscal year.

     The Board of Directors encourages the Shareholders to attend the Annual Meeting personally. Executing and returning the accompanying proxy card will not affect a Shareholder's right to attend the Annual Meeting and to vote in person. Any Shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to Ms. Barbe Butschek, Secretary, Renaissance Capital Growth & Income Fund III, Inc.,
8080 North Central Expressway, Suite 210, Dallas, Texas 75206, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person. No revocation notice or later-dated proxy, however, will be effective until received by the Fund at or prior to the Annual Meeting. Revocation will not affect a vote on any matters taken prior to the receipt of the revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     In addition to soliciting proxies by mail, officers, directors, and regular employees of Renaissance Capital Group, Inc. ("Renaissance Group") may solicit the return of proxies by personal interview, mail, telephone, and facsimile. These persons will not receive additional compensation for their services, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of shares. The Fund will pay all reasonable costs of solicitation.

     The Fund's principal offices are located at 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206, and its telephone number is (214) 891-8294.

                           PURPOSES OF THE MEETING

     At the Annual Meeting, Fund Shareholders will have the opportunity to meet selected principal officers of the Fund's Portfolio Companies and to hear their business reviews. In addition, the Shareholders will consider and vote upon the following matters:

     1. The election of two Directors of the Fund, to hold office for a term of three years, or until their successors are elected and qualified;

     2. A proposal to ratify the Board of Director's appointment of KPMG Peat Marwick as independent public accountants for the fiscal year ending December 31, 1997; and

     3. Such other and further business as may properly be presented at the Annual Meeting or any adjournment(s).


                                  VOTING SECURITIES

     The close of business on March 17, 1997, has been fixed as the record date (the "Record Date") for determining Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the Record Date, the Fund's outstanding voting shares consisted of 4,244,632 shares of common stock. Each share is entitled to one vote.
The common stock is the only class of securities entitled to vote at the Annual Meeting. A Shareholder is entitled to vote all shares of common stock held of record at the close of business on the Record Date, in person or by proxy, at the Annual Meeting.

                                  REQUIRED VOTE

     A quorum for the Annual Meeting will consist of a majority of the shares outstanding and entitled to vote. If a quorum is not represented at the Annual Meeting or, although a quorum is represented, an insufficient number of votes in favor of any of the proposals set forth in the Notice of Meeting are not received by April 25, 1997, the persons named as proxies may prepare and vote for one or more adjournments of the Annual Meeting with no other notice than announcement at the Annual Meeting. Further solicitations of proxies with respect to these proposals may be made. Shares represented by proxies indicating a vote against any such proposals will be voted against such adjournments.

                              PROPOSAL ONE
                         ELECTION OF DIRECTORS

     At the Annual Meeting, two Directors will be elected to serve for a term of three years or until their successors are elected and qualified.

     Pursuant to the Fund's Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes. Each class serves for a three-year term. The term of office of the first class expires at the annual meeting of Shareholders to be held in 1998, the term of office of the second class expires at the annual meeting of Shareholders to be held in 1999 (Class
Two), and the term of office of the third class will expire at the Annual Meeting on April 25, 1997 (Class Three). Peter Collins serves as Class One Director and was re-elected to that position at the 1995 annual meeting. Class Two members are Mr. Pauken, who has served since the Fund's inception on January 20, 1994, and Richard Snyder, who was elected at the 1996 annual meeting. Class Three members are Russell Cleveland and Ernest C. Hill, who will stand for re-election at the Annual Meeting.

     Because the Board is divided into classes, only those Directors in a single class may be changed in any one year. Consequently, changing a majority of the Board of Directors would require two years (although under Texas law, procedures are available to remove Directors even if they are not then standing for re-election and, under Securities and Exchange Commission regulations, procedures are available for including appropriate Shareholder proposals in management's annual proxy statement). Having a classified Board of Directors, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's Shareholders to change the majority of Directors and thus have the effect of maintaining the continuity of management.

     Messrs. Cleveland and Hill have served as Fund Directors since the Fund commenced operations on January 20, 1994. Both nominees have consented to serve as a Director for the next three years. The Board of Directors knows of no reason why these nominees will be unable to serve, but in the event of such inability, the proxies received will be voted for substitute nominee(s) recommended by the Board of Directors.

     Certain information concerning the Fund's Directors and nominees for Director is set forth below:

     Mr. Pauken and Mr. Hill serve as directors or independent general partners of one or more other investment companies sponsored by Renaissance Group. Mr. Cleveland is the majority shareholder Renaissance Group, which serves as the corporate general partner or manager to three investment companies or trusts manage by Renaissance Group as well as providing similar services for the Fund.
                                                              Number of shares
                                                             beneficially owned
                                 First        Term as            directly or
Name and Fund                   Year as       Director        indirecely as of
Positions and Officers   Age    Director      Expires           March 1, 1996
------------------------------------------------------------------------------

*Russell Cleveland,       58      1994         1997                  10,850
Chariman of the Board,                    (Class Three)
President, and Director

Peter Collins,            52      1994        1998                    -0-
Director                                   (Class One)

Ernest C. Hill,           57      1994        1997                    -0-
Director                                  (Class Three)

Thomas W. Pauken,         53      1994        1999                    -0-
Director                                   (Class Two)

Richard Snyder,           58      1996        1999                  110,151
Director                                   (Class Two)
________________________

* "Interested Person" as defined in the Investment Act of 1940.

     Russell Cleveland is the President, principal founder, and majority shareholder of Renaissance Group. He is a Chartered Financial Analyst with over 25 years experience as a specialist in investments in smaller capitalization companies. Mr. Cleveland served as a director of Greiner Engineering, Inc., a former portfolio investment of a prior Renaissance Group investment partnership. A graduate of the Wharton School of Business, Russell Cleveland has served as President of the Dallas Association of Investment Analysts and as the investment advisor director designee for the following Renaissance Group portfolio companies: Biopharmaceutics, Inc., Global Environmental, Inc., and UNICO, Inc.

     Ernest C. Hill has a broad background in convertible securities analysis with major NYSE brokerage firms and institutional investors. He specializes in computer-aided investment analysis and administrative procedures. Mr. Hill was awarded a Ford Fellowship to the Stanford School of Business, where he received an MBA, with honors, in Investment and Finance. Mr. Hill's prior experience includes service as Assistant Professor of Finance, Southern Methodist University, and Associate Director of the Southwestern Graduate School of Banking.

     Thomas W. Pauken has experience both as a corporate executive officer and as the head of an independent federal agency. Professionally qualified as an attorney, he currently is the President of TWP, Inc. From 1985 to 1991, Mr. Pauken was Vice President and Corporate Counsel of Garvon, Inc.

From 1981 to 1985, Mr. Pauken served on President Reagan's transition team as a White House staff assistant. Later, he was appointed by President Reagan to the office of Director of ACTION, an independent federal agency that encourages volunteerism. He also served as a White House staff assistant and as Associate Director of the White House Fellowship program from 1970 to 1971. Mr. Pauken served from 1986 to 1991 as Director of 50-Off Stores, Inc. He holds a BA in political science from Georgetown University and a JD degree from Southern Methodist University School of Law.

     Peter Collins has been a financial and management consultant to closely-held businesses for the last ten years in the USA, the UK, and Europe, in areas of finance, start-ups, joint ventures and mergers and acquisitions. He has advised companies in every segment of industry (including manufacturing, distribution, service, agriculture, construction, and multi-media) and in all stages of development (from start-up to bankruptcy). Mr. Collins was educated in England, where he received a B.Sc. in Civil Engineering from Liverpool University and an M.Sc. in Business Administration from The City University, London.

     Richard Snyder is Chairman and President of Snyder Capital Corporation, a Dallas-based investment firm specializing in operations-intensive investment opportunities involving middle market corporations. He also serves as a Director and controlling stockholder of EnergyLine Systems, Inc., Berkeley, California. Previously, Mr. Snyder served as Chairman and Chief Executive Officer of Snyder General Corporation and as Group Vice President of The Singer Company. His earlier experience includes more than 18 years in managerial positions with Ford Motor Company, Cummins Engine Company, Wylain, Inc. and Gould, Inc. Richard Snyder was appointed by Presidents Ronald Reagan and George Bush to the Advisory committee for Trade Policy Negotiations to the Office of the United States Trade Representatives and, by Secretary of Commerce Robert Mosbacher, to the Federal Advisory Committee on the EC Common Approach to Standards Testing and Certification. Mr. Snyder earned a Bachelor of Science Degree from the University of Indiana and a Master of Business Administration from the University of Detroit.

     The Fund does not have standing audit, nominating, or compensation committees of the Board of Directors. The Fund held 12 Board of Directors meetings in 1996 and no Director was absent from more than two of these meetings.

     The Fund does not pay any fees to, or reimburse expenses of, its Directors who are considered "interested persons" of the Fund. The aggregate compensation for the period from January 1, 1996, to December 31, 1996, that the Fund paid each Director, and the aggregate compensation paid to each Director for the most recently completed fiscal year by other funds to which Renaissance Group provides investment advisory services (collectively, the "Renaissance Fund Complex") is set forth below:


                                    Pension or                         Total
                                    Retirement                      Compensation
                                     Benefits        Estimated     from Fund and
                       Aggregate    Accrued as     Annual Benefits  Renaissance
                     Compensation     Part of         Benefits          Fund
Name of Director       from Fund   Fund Expenses   upon Retirement    Complex
-------------------------------------------------------------------------------

Russell Cleveland(1)(2)    $0            $0               $0              $0

Peter Collins          $18,000.00        $0               $0          $18,000.00

Earnest C. Hill        $18,000.00        $0               $0          $74,855.16

Thomas W. Pauken       $18,000.00        $0               $0          $50,855.16

Richard Snyder         $14,000.00        $0               $0          $14,000.00

____________________

(1) Russell Cleveland owns 720,000 shares of common stock, which represents approximately 67% of the outstanding shares of common stock in Renaissance Group, the investment advisor to the Fund.



(2) Renaissance Group earned $779,179 in investment advisory fees from the Fund in 1996.

     As of March 1, 1997, the Fund's Directors and officers as a group owned less than 1% of the shares of the Fund. Since January 20, 1994 (the commencement of operations), none of the Fund's Directors engaged in a purchase or sale of the securities of Renaissance Group or its subsidiaries.

     The board of directors recommends a vote FOR the re-election of Messrs. Cleveland and hill as class iii directors.

                                    PROPOSAL TWO
                  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick, independent auditors, to audit the Fund's accounts of for the fiscal year ending December 31, 1997. Their selection was approved by the vote, cast in person, of a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, at a meeting held on January 20, 1997. KPMG Peat Marwick has performed audit services for the Fund since its inception. A representative of KPMG Peat Marwick is expected to attend the Annual Meeting. The KPMG Peat Marwick representative will respond to appropriate questions from the Shareholders and will be given the opportunity to make a statement, should the representative desire to do so. The Board of Directors generally meets once a year with representatives of KPMG Peat Marwick to discuss the scope of their engagement and review the financial statements of the Fund and the results of their examination.

     The board of directors recommends a vote FOR ratification of the selection of kpmg peat marwick as the fund's independent auditors of for the fiscal year ending December 31, 1997.

     If KPMG Peat Marwick's appointment is not ratified, the Board of Directors will make another appointment to be effective at the earliest possible time subject to Shareholder approval.

   INFORMATION ABOUT THE FUND'S PRINCIPAL OFFICERS AND INVESTMENT ADVISOR

     Russell Cleveland is the President, principal founder, and majority
shareholder of Renaissance Group.   (See Proposal One, "Election of
Directors," for biographical information.)

     Vance M. Arnold joined Renaissance Group in 1994. Mr. Arnold is a Chartered Financial Analyst and has served as President of the Houston Society of Financial Analysts. He holds a BBA from the University of Texas at Austin and an MBA from East Texas State University. Before joining Renaissance, Mr. Arnold served, from April 1988 to September 1994, as Senior Vice President of Investment Advisors, Inc., Houston, Texas.

     Barbe Butschek, age 42, has been associated with Renaissance Group and its predecessor companies since 1977. As Senior Vice President and Secretary/Treasurer, she has been responsible for office management,accounting management, and records management of the series of investor limited partnerships. Ms. Butschek supervises investor records and information with respect to Renaissance Group and its funds. She also prepares and maintains investor tax and information reports. Barbe Butschek serves as Secretary for Renaissance Capital Partners, Ltd., Renaissance Capital Partners II, Ltd. and as Secretary and Treasurer of the Fund. She also serves as Secretary of RenCap Securities, Inc., a wholly-owned subsidiary of Renaissance Group and registered Broker-Dealer.

     Mardon M. Navalta. Mr. Navalta, age 36, joined Renaissance Capital Group in June 1993. His responsibilities include investment research and due diligence analysis on prospective new investments. Mr. Navalta's prior experience includes employment with Dallas Research & Trading, Inc. from 1991 to 1993, where he served as a registered representative and analyst managing clients investments. Before 1991, he spent five years as an analyst for Dallas Securities Investment Corporation where he specialized in research, quantitative analysis and due diligence investigations. Mr. Navalta holds a degree in Finance from North Texas State University.

     Norman D. Cox, age 58, joined Renaissance Group in November 1995 and is responsible for portfolio monitoring. He has broad experience in accounting and finance. Mr. Cox is a C.P.A. with experience in both public and private accounting. Upon graduation from Oklahoma State University with a M.S. Degree in Accounting, he spent seven years with Arthur Anderson & Co. Prior to coming to Renaissance, Mr. Cox served 26 years with a private investment group, first as Chief Financial Officer, then as President.

     Renaissance Group provides investment advisory services to the Fund pursuant to an Investment Advisory Agreement. Renaissance Group is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to the reporting and other requirements thereof. Renaissance Group and its officers and employees devote such time to Renaissance Partners' business as is necessary for the conduct of Renaissance Partners' operations. In addition to the Partnership, Renaissance Group serves as Managing General Partner and investment adviser for Renaissance Capital Partners, Ltd. and Renaissance Capital Partners II, Ltd., business development companies with goals and operations comparable to those of the Partnership. Renaissance Group also serves as the Manager of Renaissance U.S. Growth and Income Trust, PLC, an investment trust listed on the London Stock Exchange, which invests primarily in privately placed convertible debentures in U.S. corporations.

                           SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, Shareholders may present proper proposals for inclusion in the Fund's proxy statement for consideration at its Annual Meeting of Shareholders by submitting proposals to the Fund in a timely manner. To be included for the 1998 Annual Meeting of Shareholders, Shareholder proposals must be received by Renaissance Group by December 31, 1997, and must otherwise comply with the requirements of Rule 14a-8.

                              OTHER BUSINESS

     Management knows of no other business to be presented at the Annual Meeting that will be voted on by the Shareholders. If other matters properly come before the Annual Meeting or any adjournment(s), then the personsserving as proxies will vote the proxies as in their discretion they may deem appropriate.

     Copies of the annual report on form 10-k have been filed with the securities and exchange commission. If you would like a copy of the report, please check the appropriate box on the proxy card and enclose the card in the self-addressed, postage paid envelope and a copy of the report will be forwarded to you free of charge by first class mail.

                              By Order of the Board of Directors

                              /s/ Barbe Butschek
                              BARBE BUTSCHEK
                              Secretary
Dallas, Texas
March 24, 1997


Important: Please return proxy promptly. Shareholders who do not expect to attend the Annual Meeting and wish their shares of Common Stock to be voted should date, sign, and return the accompanying proxy card in the enclosed, postage-paid envelope.